UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2019

CHERRY HILL MORTGAGE
INVESTMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	001-36099	46-1315605
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1451 Route 34, Suite 303
Farmingdale, NJ 07727
(Address of Principal Executive Offices) (Zip Code)

877.870.7005
(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders

On February 8, 2019, Cherry Hill Mortgage Investment Corporation (the “Company”) filed Articles Supplementary (“Articles Supplementary”) with the Maryland State Department of Assessments and Taxation to designate 2,070,000 shares of the Company’s authorized but unissued preferred stock, par value $0.01 per share, as shares of 8.250% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, with the powers, designations, preferences and other rights as set forth therein (the “Series B Preferred Stock”).  The Articles Supplementary became effective on February 8, 2019.

The Articles Supplementary provide that the Company will pay, when, as and if authorized by the board of directors of the Company and declared by the Company, cumulative cash dividends (i) from, and including, February 11, 2019 (the anticipated date of original issuance of the Series B Preferred Stock) to, but excluding, April 15, 2024, at a fixed rate equal to 8.250% per annum of the $25.00 per share liquidation preference (equivalent to $2.0625 per annum per share) and (ii) from, and including, April 15, 2024, at a floating rate equal to the Three-Month LIBOR Rate (as defined in the Articles Supplementary) plus a spread of 5.631% per annum, quarterly in arrears, on the 15th day of January, April, July and October of each year (provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on such dividend payment date may be paid on the next succeeding business day).

The Series B Preferred Stock is not redeemable by the Company prior to April 15, 2024, except under circumstances intended to preserve the Company’s qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes and except upon the occurrence of a Change of Control (as defined in the Articles Supplementary). On and after April 15, 2024, the Company may, at its option, redeem the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date fixed for redemption, without interest.

In addition, upon the occurrence of a Change of Control, the Company may, at its option, redeem the Series B Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date fixed for redemption.

The Series B Preferred Stock has no stated maturity, is not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless repurchased or redeemed by the Company or converted into the Company’s common stock in connection with a Change of Control by the holders of Series B Preferred Stock.

Upon the occurrence of a Change of Control, each holder of Series B Preferred Stock will have the right (unless the Company has exercised its right to redeem the Series B Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined in the Articles Supplementary)) to convert some or all of the Series B Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of the Company’s common stock per share of Series B Preferred Stock determined by a formula, in each case, on the terms and subject to the conditions described in the Articles Supplementary, including provisions for the receipt, under specified circumstances, of alternative consideration.

There are restrictions on ownership of the Series B Preferred Stock intended to preserve the Company’s qualification as a REIT for U.S. federal income tax purposes. Except under limited circumstances, holders of the Series B Preferred Stock generally have no voting rights.

A copy of the Articles Supplementary is filed as Exhibit 3.3 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on February 8, 2019, and the information in the Articles Supplementary is incorporated into this Item 3.03 by reference. The description of the terms of the Articles Supplementary in this Item 3.03 is qualified in its entirety by reference to Exhibit 3.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth above under Item 3.03 of this report is hereby incorporated by reference into this Item 5.03.

Item 8.01.	Other Events.

On February 4, 2019, the Company and Cherry Hill Mortgage Management, LLC, the Company’s external manager,  entered into an Underwriting Agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and RBC Capital Markets, LLC, as the representatives of the several underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), relating to the issuance and sale of 1,800,000 shares of the Company’s Series B Preferred Stock, at a public offering price of $25.00 per share. Pursuant to the Underwriting Agreement, the Company granted the Underwriters an option for 30 days to purchase up to 270,000 additional shares of Series B Preferred Stock on the same terms and conditions. The closing of the offering of the Series B Preferred Stock, which is subject to customary closing conditions, is expected to occur on February 11, 2019.

The shares of Series B Preferred Stock  were offered pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-221725), which became effective on December 4, 2017.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. In connection with the filing of the Underwriting Agreement, the Company is filing an opinion of its special Maryland counsel, Venable LLP, as Exhibit 5.1.

In connection with the anticipated closing of the offering of the Series B Preferred Stock, the Agreement of Limited Partnership of Cherry Hill Operating Partnership, LP (the “Operating Partnership”) is being amended to provide for the issuance of up to 2,070,000 8.250% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Units (liquidation preference $25.00 per unit) (the “Series B Preferred Units”).  Such amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. The Company expects to contribute the net proceeds from the sale of the Series B Preferred Stock to the Operating Partnership in exchange for the same number of Series B Preferred Units. The Series B Preferred Units have economic terms that mirror the terms of the Series B Preferred Stock. The issuance of the Series B Preferred Units will be exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
1.1
Underwriting Agreement, dated February 4, 2019, by and among Cherry Hill Mortgage Investment Corporation, Cherry Hill Mortgage Management, LLC and Morgan Stanley & Co. LLC and RBC Capital Markets, LLC, as representatives of the underwriters named therein

3.1
Articles Supplementary designating 8.250% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form 8-A filed by the Company with the Securities and Exchange Commission on February 8, 2019)

5.1	Opinion of Venable LLP with respect to the legality of the shares
10.1	Third Amendment to Agreement of Limited Partnership of Cherry Hill Operating Partnership, LP
23.1	Consent of Venable LLP (included in Exhibit 5.1)

EXHIBIT INDEX

Exhibit No.	Description
1.1
Underwriting Agreement, dated February 4, 2019, by and among Cherry Hill Mortgage Investment Corporation, Cherry Hill Mortgage Management, LLC and Morgan Stanley & Co. LLC and RBC Capital Markets, LLC, as representatives of the underwriters named therein

3.1
Articles Supplementary designating 8.250% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form 8-A filed by the Company with the Securities and Exchange Commission on February 8, 2019)

5.1	Opinion of Venable LLP with respect to the legality of the shares
10.1	Third Amendment to Agreement of Limited Partnership of Cherry Hill Operating Partnership, LP
23.1	Consent of Venable LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHERRY HILL MORTGAGE INVESTMENT CORPORATION

	By:	/s/ Martin J. Levine
	Name:	Martin J. Levine
Date: February 8, 2019	Title:	Chief Financial Officer